UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

HEARTBEAM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
(Address of principal executive offices, including zip code)

(408) 899-4443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Timothy Cruickshank

On August 22, 2024, the Board of Directors (the “Board”) of HeartBeam, Inc. (the “Company”) appointed Timothy Cruickshank as Chief Financial Officer of the Company (the “Appointment”) effective as of September 9, 2024. In connection with the Appointment, the Company entered into an employment agreement with Mr. Cruickshank dated August 27, 2024, (the “Employment Agreement”).

Pursuant to the Employment Agreement, the Company will compensate Mr. Cruickshank an annual fee of $385,000, which is to be paid in semi-monthly installments in accordance with the Company’s normal payroll procedures. Mr. Cruickshank’s salary will be subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time and he will also be eligible to receive certain employee benefits. Additionally, Mr. Cruickshank may receive an incentive bonus of 45% of his annual base salary determined by an agreed to set of corporate goals and objectives. Subject to the approval of the Board, Mr. Cruickshank will be granted an option to purchase 400,000 shares of the Company’s Common Stock (the “Option”). The exercise price per share of the Option will be determined by the Board when the Option is granted. The Option will be subject to the terms and conditions applicable to options granted under the Company’s 2022 Stock Plan (the “Plan”), as described in the Plan.

Mr. Cruickshank, age 43, was a financial executive of ImpediMed since 2008 and served as CFO from October 2019 through March 2024. ImpediMed is a medical technology company that designs and manufactures medical devices and software services employing its pioneering bioimpedance spectroscopy (BIS) technology for multiple indications including heart failure, protein calorie malnutrition, and lymphedema within oncology. During Mr. Cruickshank’s time at ImpediMed, he spearheaded the evolution of the company from a traditional medical device company to a medical technology company with a high margin Software-as-a-Service (SaaS) business model, through the launch of the SOZO® Digital Health Platform. He received a Master of Business Administration from Keller Graduate School of Management and a Bachelor of Science in Accounting from Syracuse University.

Family Relationships

Mr. Cruickshank does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Cruickshank reportable under Item 404(a) of Regulation S-K.

The foregoing contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

On September 10, 2024, the Company issued a press release announcing the Appointment. A copy of the press release is filed hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
10.2	Employment Agreement with Timothy Cruickshank, dated August 27, 2024
99.1	Press Release dated September 10, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: September 10, 2024	By:	/s/ Branislav Vajdic
	Name:	Branislav Vajdic
	Title:	Chief Executive Officer